Registration No. 333-212821

As filed with the Securities and Exchange Commission on September 7, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWMARKT CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7510 (Primary Standard Industrial Classification Number)	35-2540672 (IRS Employer Identification Number)

P.O.BOX 1408,5348 VEGAS DRIVE

89108 LAS VEGAS, NEVADA, USA

+3 (705) 2078574

info@newmarktcorp.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Befumo & Schaeffer, PLLC

Phone: (202) 669-0619

FAX: (202) 478-2900

P.O. Box 65873

Washington, DC 20035

 (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨ Accelerated filer ¨ Non-accelerated filer ¨ Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securitiesâ€¨to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000(1)	$0.04(2)	$160,000	$16.11*
TOTAL	4,000,000	$0.04	$160,000	$16.11*

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

*- The fee was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

NEWMARKT CORP. 4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 4,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Newmarkt Corp., a Nevada company (“we”, “us”, “our”, “Newmarkt”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares are required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September __, 2016.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Prospectus Summary	5
Risk Factors	8
Risk Factors Related to Our Company	8
Risk Factors Relating to Our Common Stock	9
Use of Proceeds	12
Determination of Offering Price	12
Dilution	13
Description of Securities	14
Plan of Distribution	15
Description of Business	16
Legal Proceedings	18
Market for Common Equity and Related Stockholder Matters	18
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Directors, Executive Officers, Promoters and Control Persons	22
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	23
Certain Relationships and Related Transactions	24
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	24
Where You Can Find More Information	24
Interests of name experts and counsel	24
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	24
Financial Statements	25

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 201_ (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reasoning of our sole officer and director, Denis Razvodovskij, to take the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, purchasing initial equipment such as adult and children bicycles, developing our website www.newmarktcorp.com, entering into three long-term lease agreements in Vilnius, Lithuania and entering into service contracts with our customers. As of July 31, 2016 the Company has received revenues of $19,580. We received our initial funding of $2,000 from our sole officer and director, Razvodovskij Denis, who purchased 2,000,000 shares of our common stock for the same $2,000.

PROSPECTUS SUMMARY

Newmarkt Corp. is a development stage company created for the purpose of providing bicycles, Segway and related equipment renting service. Our financial statements from inception on July 17, 2015, through July 31, 2016, report $19,580 in revenues and net loss of $3,098. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Newmarkt” refer to Newmarkt Corp. unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

Our Company

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations. Newmarkt Corp. was incorporated on July 17, 2015, under the laws of the State of Nevada, for the purpose of the renting out Segways and bicycles and related safety equipment.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has realized $19,580 in revenues through July 31, 2016 with a net loss of $3,098 for the period from inception to July 31, 2016. To date we have raised $2,000 through the issuance of 2,000,000 shares of common stock to our sole officer and director, Denis Razvodovskij. Proceeds from the issuance have been used for working capital. Our independent auditor, Paritz & Company P.A., has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern. The Company’s register address is as following P.O. Box 1408, 5348 Vegas drive 89108 Las Vegas, Nevada, USA. Our telephone number is +3 (705) 2078574.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We are on the early stages of developing our plan to provide a renting service, including but not limited to adult type of bicycle, children bicycle and Segway with all related safety equipment. As of July 31, 2016 we have $19,580 revenues, some operating history, and signed service agreements with our first two customers. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our renting business by establishing our offices, advanced developing of our website, attempting to enter into more service agreements with prospective tourist agencies, engage in advertising and marketing activities and hire personal (See “Business of the Company” and “Plan of Operations”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	4,000,000 shares of our common stock, par value $0.001 per share.
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Offering price:	$0.04
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Duration of offering:	The 4,000,000 shares of common stock are being offered for a period of 12 months (365 days).
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Net proceeds to us:	$160,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 12.
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Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

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Shares outstanding prior to offering:	2,000,000
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Shares outstanding after offering:	6,000,000 (assuming all the shares are sold)
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Risk Factors:

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from July 17, 2015 (Inception) to April 30, 2016. Our working capital as at April 30, 2016, was negative $68,495.

April 30, 2016
Financial Summary (Audited)
Cash and Deposits	917
Total Assets	65,888
Total Liabilities	73,010
Total Stockholder’s Deficit	7,122
Accumulated From July 17, 2015 (Inception) to April 30, 2016 ($)
Statement of Operations
Revenue	7,480
Cost of Sales	-
Gross Profit	-
Total Expenses	16,602
Net Loss for the Period	9,122
Net Loss per Share	(0.02)

The tables and information below are derived from our audited financial statements as of and for the period from July 17, 2015 (Inception) to July 31, 2016. Our working capital as at July 31, 2016, was negative $59,129.

July 31, 2016
Financial Summary (Audited)
Cash and Deposits	900
Total Assets	61,612
Total Liabilities	62,710
Total Stockholder’s Deficit	1,098
Accumulated From July 17, 2015 (Inception) to July 31, 2016 ($)
Statement of Operations
Revenue	19,580
Cost of Sales	-
Gross Profit	19,580
Total Expenses	22,678
Net Loss for the Period	3,098
Net Loss per Share	(0.00)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

·        A requirement to have only two years of audited financial statements and only two years of related MD&A;

·        Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

·        Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

·         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations in which case you could lose your investment.

In their report our independent registered public accounting firm, Paritz & Company P.A., stated that our financial statements as of and for the period ended July 31, 2016 were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from inception (July 17, 2015) to July 31, 2016, we had revenue of $19,580. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on July 17, 2015 and to date, have been involved primarily in organizational activities, purchasing our bicycles and Segways, obtaining financing from renting out our equipment. Accordingly we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start- up company, which is engaged in business of renting out bicycles and Segways. As of our period ended July 31, 2016, we had accumulated $19,580 of revenues. There is a substantial risk that we will not be successful in our activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Because our sole officer and director Denis Razvodovskij has other interests, he may not be able or willing to devote a sufficient amount of time to our business operations, which could affect revenue.

Denis Razvodovskij, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. In this case the Company’s business development could be negatively impact.

In addition, our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director, Denis Razvodovskij has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Because our principal assets are located outside of the united states and Denis Razvodovskij, our sole director and officer, resides outside of the united states, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Razvodovskij, or to enforce a judgment rendered by a united states court against us or Mr. Razvodovskij.

Our principal operations and assets are located outside of the United States, and Denis Razvodovskij, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Razvodovskij in the United States, and it may be difficult to enforce any judgment rendered against Mr. Razvodovskij. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Razvodovskij, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Lithuania may render that investor unable to enforce a judgment against the assets of Mr. Razvodovskij. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Denis Razvodovskij, our sole officer and director, for all of our operations. The loss of Mr. Razvodovskij would have a substantial negative effect on our company and may cause our business to fail. Mr. Razvodovskij has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Razvodovskij’ services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 100% of our outstanding common stock. The interests of our director may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such his interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Customers

Deterioration in macro-economic conditions may have a negative impact on our customers’ financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential privileges, which results in lower renting sales for us.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our bicycles and Segways renting out service. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business could be harmed if a lot of people are injured while using our equipment.

The Company’s equipment, such as bicycles and Segways are considered as dangerous for those who do not have an experience with operating such items. If a lot of people are injured because of inexperience driving or not having safety precautions for our equipment Newmarkt Corp’s business will most like lose customers at this time.

RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there is no minimum proceeds the Company can receive from its offering of 4,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, Denis Razvodovskij who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that he will be able to sell any of the offered shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.

As of the date of this filing, there have been no discussions or understandings between neither the Company no anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder, sole officer and director Denis Razvodovskij, acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

The Company has a lack of dividend payments.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 73,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors Paritz & Company P.A., will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non- affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of who are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.

The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, the control share law does not govern their shares.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations, and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $160,000 as anticipated.

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$40,000	$80,000	$120,000	$160,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Leasing premises	$-	$1,500	$6,400	$12,200
Website development	$1,350	$2,600	$3,600	$4,300
Office expanses	$2,500	$4,700	$8,500	$14,500
Marketing and Advertising (2)	$1,200	$3,500	$5,800	$7,800
Additional orders of rent equipment and additional parts and suppliers	$7,550	$28,400	$47,500	$61,600
Salaries	$5,400	$12,800	$18,200	$25,600
Miscellaneous expenses	$2,000	$6,500	$10,000	$14,000
TOTALS	$40,000	$80,000	$120,000	$160,000

(1)       Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2)       Includes travel costs to trade shows and exhibits.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 4,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 4,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by Denis Razvodovskij, our President and a Director, for the 2,000,000 shares of common stock he purchased on January 20, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of July 31, 2016, the net tangible book value of our shares of common stock was negative $1,098 or $0.0005 per share based upon 2,000,000 shares outstanding.

Existing Stockholders if all of the Shares are sold

Price per share	$0.001
Net tangible book value per share before offering	$(0.0005)
Potential gain to existing shareholders	$160,000
Net tangible book value per share after offering	$0.0248
Increase to present stockholders in net tangible book value per share after offering	$0.0253
Capital contributions	$2,000
Number of shares outstanding before the offering	2,000,000
Number of shares after offering	6,000,000
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.0152
Capital contributions	$160,000
Percentage of capital contributions	98.76%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	66.67%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $160,000 less stockholder’s deficit of $1,098 and offering costs of $10,000 resulting in a net tangible book value of $148,902 or $0.0248 per share, resulting in a dilution of $0.0152 for new shareholders.

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.0182
Capital contributions	$120,000
Percentage of capital contributions	98.36%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	60%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $120,000 less stockholder’s deficit of $1,098 and offering costs of $10,000 resulting in a net tangible book value of $108,902 or $0.0218 per share, resulting in a dilution of $0.0182 for new shareholders.

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.0228
Capital contributions	$80,000
Percentage of capital contributions	97.56%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	50%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $80,000 less stockholder’s deficit of $1,098 and offering costs of $10,000 resulting in a net tangible book value of $68,902 or $0.0172 per share, resulting in a dilution of $0.0228 for new shareholders.

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.0304
Capital contributions	$40,000
Percentage of capital contributions	95.24%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	33.33%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $40,000 less stockholder’s deficit of $1,098 and offering costs of $10,000 resulting in a net tangible book value of $28,902 or $0.0096 per share, resulting in a dilution of $0.0304 for new shareholders.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of July 31, 2016 there were 2,000,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 4,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Denis Razvodovskij will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Denis Razvodovskij is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Denis Razvodovskij will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Denis Razvodovskij is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Denis Razvodovskij will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Denis Razvodovskij will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On July 17, 2015, the Company was incorporated under the laws of the State of Nevada. We are engaged in business of renting out bicycles and Segways.

Denis Razvodovskij has served as our President, Treasurer and as a Director, from July 17, 2015, until the current date. Our board of directors is comprised of one person: Denis Razvodovskij.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On January 20, 2016, Denis Razvodovskij, our President and a Director purchased an aggregate of 2,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $2,000.

IN GENERAL

We were incorporated on July 17, 2015 in the State of Nevada, USA. The Company’s business operations are located in Lithuania. Newmarkt Corp. since inception to the date of this filing has generated limited revenues in Lithuania of $19,580. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, purchasing our equipment and entering into service agreements with our first customers, which are filed in Exhibit 10.4, and Exhibit 10.5 to this registration statement, of which this prospectus is a part, we also have leased three offices until the day of this filing and registered a webpage www.newmarktcorp.com and fill it in with basic initial information about us. We received our initial funding of $2,000 from our sole officer and director who purchased 2,000,000 shares of common stock at $0.001 per share.

Newmarkt Corp. is currently in negotiations with two potential customers Trav Lt and Around Lithuania travel agencies, which are interested in our service and we are planning to sing service agreements with them in the very near future, but there is no guarantee that we will reach agreements with these two potential customers.

Our financial statements from inception (July 17, 2015) through July 31, 2016 report revenues of $19,580 and net loss of $3,098. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are a start-up company, which is in the business of renting out bicycles, Segways and related equipment. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Denis Razvodovskij, our President and a Director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company’s registration address is located at P.O. Box 1408, 5348 Vegas drive 89108 Las Vegas, Nevada, USA.

Our operations to date have been devoted primarily to start-up and development activities, which include:

(i)                   Formation of the Company;

(ii)                 Development of our 12 moth business plan;

(iii)                Leasing a place to offer, store and service our equipment;

(iv)               Purchasing our operating equipment;

(v)                 Website creation;

(vi)               Signing service agreements with our first customers.

INITIAL FOCUS OF OUR BUSINESS

Newmarkt Corp. represents itself as bicycle and Segways renting out company. We are offering such service to touristic companies at the moment where tourists, friends, families can organize, plan, develop their own unique vacation on bikes and Segways for along time, just for a day or for a couple of hours.

We are in the early stages of developing our growing plan to offer a rent bicycle service in Lithuania. We believe that the fact that the city of Vilnius, where we are starting our business, is popular among tourists gives the Company more opportunities to succeed.

We currently have some revenues and some operating history. The Company currently has two major customers to work with. We expect to get another customers and expand our service sales and our operations by the end of the fiscal year. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our bicycles renting business by establishing our second and third office, developing our website, attempting to enter into more supply agreements with prospective distributors and manufacturers of bicycles and Segways, engage in advertising and marketing activities and hire personal and sales service specialist.

Newmarkt Corp. is currently in negotiations with two potential customers Trav Lt and Around Lithuania travel agencies, which are interested in our service and we are planning to sing service agreements with them in the very near future.

STARTUP EQUIPMENT

We believe that rental bicycle has never been more in demand these days now that gas prices are rising, and tourists would rather rent bicycles rather than cars on a short distance of traveling. Our most obvious startup requirements for a renting business are bicycles, Segways and safety equipment. A fleet of thirty-three adult and twenty one children bicycles and thirty Segways we believe are enough to start rental operation, further more we will buy additional portion of the equipment. We consider the fact that cycling can be dangerous and in this case we will provide our customers with helmets and safety equipment. The Company does not maintain any liability insurance with customer injuries while renting your equipment.

The Company is panning to expand the range of offered equipment. There will be dual wheels self-balancing electric scooter, balancing electronic skateboards; additional safety equipment is accordance to purchased units of equipment and initial spare parts.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by China or the Lithuania will have a material impact on the way we conduct our business.

FACILITIES

We currently rent our physical property in Lithuania. Our current business address is Seimyniskiu g. 23 Vilnius 09200 Lithuania. Our telephone number is (705) 2078574. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are not sufficient for its needs for at least the next 12 months. The Company has signed two additional lease agreements in Vilnius Lithuania. New offices are currently serving as warehouses for our equipment and we are preparing the property for opening in July.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Denis Razvodovskij, is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters. After receiving funding, Mr. Razvodovskij plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of July 31, 2016, the Company had 2,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $900 as of July 31, 2016. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from inception till this time we had revenue in the amount of $19,580, which was comprised from two customers.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Denis Razvodovskij verbally agreed to provide additional cash for the Company. Even if we raise $160,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold

Gross Proceeds from this Offering (1):	$40,000	$80,000	$120,000	$160,000

Legal and Accounting fees	$10,000	$10,000	$10,000	$10,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Leasing premises	$-	$1,500	$6,400	$12,200
Website development	$1,350	$2,600	$3,600	$4,300
Office expanses	$2,500	$4,700	$8,500	$14,500
Marketing and Advertising (2)	$1,200	$3,500	$5,800	$7,800
Additional orders of rent equipment and additional parts and suppliers	$7,550	$28,400	$47,500	$61,600
Salaries	$5,400	$12,800	$18,200	$25,600
Miscellaneous expenses	$2,000	$6,500	$10,000	$14,000
TOTALS	$40,000	$80,000	$120,000	$160,000

(1)       Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2)       Includes travel costs to trade shows and exhibits.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $1,350-$4,300 to develop and test our website.

Denis Razvodovskij, our president will devote approximately 20 hours per week of his time to our operations. Once we expand our operations, and are able to attract more and more customers to use our service of bicycles and Segways renting, Mr. Razvodovskij has agreed to commit more time as required. The Company also plans to hire a worker in the future, to operate in our second representative office in Vilnius, Lithuania, which we planning to open next month. Newmarkt Corp. has a draft of the employment agreement, which is filed as Exhibit 10.8 to this registration statement that is planning to be presented to our potential employee in the future. Because Mr. Razvodovskij will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing. As of July 31, 2016 our director has borrowed to the Company $62,710 on no interest terms. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our service. Our plan of operations is as follows:

Establish Our Offices

Month 1-2: We currently have one representative office of the company, which located at Seimyniskiu g. 23 Vilnius 09200 Lithuania. The Company has also entered into two additional lease agreements. One the places, we are renting, is currently on the preparation stage to be our second representative office and second place is used as warehouse for our equipment. In our plan to expand our quantity of offices to four representative offices and two streets renting places in case if we achieve our best expectations and get $160,000 from this offering. In case if we sell 75%, 50% or 25% of shares in this offering we will rent one additional office, or keep three places we have now accordingly. The amount we are planning to spend on leasing our future property start from $1,500 to $12,200.

We are expecting to have office expanses, which depend on the quantity of the offices in accordance to the raised financials, the range is from $2,500 till $14,500.

Development of Our Website

Months 3-5: During this period, we intend to develop our website. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $1,350-$4,300. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiation With Potential Customers (Distributors And Brokers)

Months 5-12: We hope to negotiate agreements with several additional customers, the tourist companies, which are popular among locals and foreigners and offer them out service in renting. To date, several medium-sized tourist agencies have expressed interest in our service. We have no written agreements with any of them at the current time but we will continue negotiations in an attempt to secure contracts with these companies.

Newmarkt Corp. is currently in negotiations with two potential customers Trav Lt and Around Lithuania travel agencies, which are interested in our service and we are planning to sing service agreements with them in the very near future.

Marketing

Months 5-12: We plan to use a few ways to marketing our service. We plan to use social networks such as Facebook and Instagram to market our service on the basic stage. We will place the pictures of our bikes and Segways there, and our customers can also leave a feedback about us there, which is very convenient nowadays. Our following move will be radio advertising, presenting our locations and offered service. The management is also plan to place a billboard banners in the city, which will help the Company be known not only among tourists, and also among locals. We intend to develop and maintain a database of potential customers who may want to use our service. We will follow up with these clients periodically send them our new offers and offer them presentations and special discounts from time to time. We plan to print brochures and flyers and mail them to potential customers and placed them in public places. We intend to spend between $1,200 and $7,800 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

Additional orders of rent equipment and additional parts and suppliers

Newmarkt Corp. is panning to expand the range of offered equipment for renting in Lithuania. There will be dual wheels self-balancing electric scooter, balancing electronic skateboards; additional safety equipment is accordance to purchased units of equipment and initial spare parts. The funds will be allocated in accordance with the soled shares in this offering. If we sell from 25% to 50% of the shares we will spend from $7,550 to $28,400 on the additional equipment purchasing procedures. In case of selling 75% of shares in this offering the equipment purchasing expanses will cost the Company approximately $47,500. In the perfect scenario in the Company will sell all of the shares in this offering the amount for equipment purchasing will be around $61,600. In the Company will sell not more then 25% of shares in this offering the additional equipment will not be purchased.

Hire a Salesperson

Months 5-10: We are already planning to hire one person in the future for our second representative office that is currently on the preparation stage. If we are able to raise at least 50%, 75% and 100% of our offering we intend to hire two, three and four workers accordingly, who will help to manage work in our offices. Estimated cost is approximately from $5,400 to $25,600.

Newmarkt Corp. has a draft of the employment agreement, which is filed as Exhibit 10.8 to this registration statement that is planning to be presented to our potential employee in the future.

SEC FILING PLAN

We intend to become a reporting company in 2016 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had $19,580 operating revenues from July 17, 2015 (inception), through July 31, 2016 our fiscal year-end. Our activities have been financed from our services sales to our customers and the sale of common stock to sole officer and director for aggregate proceeds of $2,000. There is no assurance that we will continue to have gross profits from sales at this same level, or any sales at all.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2016, we had a cash balance of $900. Our expenditures over the next 12 months are expected to be approximately $160,000, assuming we sell all shares in this offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not rise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $160,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have generated $19,580 revenues since inception. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year- end is April 30.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us April differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB. The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of July 31, 2016, there were no common stock equivalents outstanding.

Impact of New Accounting Standards

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage, entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Denis Razvodovskij	28	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

DENIS RAZVODOVSKIJ

Mr. Razvodovskij has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since July 17, 2015. For the past five years the director worked for UAB “Kantorius” in Vilnius, Lithuania in the field of information technologies and services. Mr. Razvodovskij’s desire to found our company led to our conclusion that Mr. Razvodovskij should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Denis Razvodovskij.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Denis Razvodovskij, President	2016	0	0	0	0	0	0	0	0

Our sole officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of July 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Denis Razvodovskij, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Denis Razvodovskij	2,000,000	100%
All directors and executive officers as a group (1person)	2,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Razvodovskij is considered to be a promoter, and currently is the only promoter, of Newmarkt Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On January 20, 2016, we offered and sold 2,000,000 shares of common stock to Denis Razvodovskij, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

Since January 20, 2016, Denis Razvodovskij has loaned us $62,710. The loan does not have any term, carries no interest and is not secured.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Paritz & Company P.A., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer, PLLC, hereby will pass upon the validity of the issuance of the common stock for us with offices in Washington, DC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Paritz & Company P.A. is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended April 30, 2016 are included herewith.

NEWMARKT CORP.

APRIL 30, 2016

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Newmarkt Corp.

We have audited the accompanying balance sheet of Newmarkt Corp (the “Company”) as of April 30, 2016, and the related statements of operations, changes in stockholders deficit, and cash flows for the period from inception (July 17, 2015) to April 30, 2016.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newmarkt Corp. as of April 30, 2016, and the results of its operations and cash flows for the period from inception (July 17, 2015) to April 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company had limited revenues from July 17, 2015 (inception) to April 30, 2016. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

July 8, 2016

NEWMARKT CORP.

BALANCE SHEET

APRIL 30, 2016

ASSETS
Current Assets
Cash and cash equivalents	$917
Prepaid expense	3,598
Total Current Assets	4,515
Equipment net of, Accumulated depreciation of $2,302	61,373
Total Assets	$65,888

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accrued expenses	7,500
Customer deposits	2,800
Loan payable, related party	62,710
Total Current Liabilities and Total Liabilities	$73,010

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Accumulated deficit	(9,122)
Total Stockholder’s Deficit	$(7,122)

Total Liabilities and Stockholder’s Deficit	$65,888

  See accompanying notes to financial statements.

NEWMARKT CORP.

STATEMENT OF OPERATIONS

FROM JULY 17, 2015 (INCEPTION) TO APRIL 30, 2016

REVENUES	$7,480

OPERATING EXPENSES
General and Administrative Expenses	(16,602)
TOTAL OPERATING EXPENSES	(16,602)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(9,122)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(9,122)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	553,425

See accompanying notes to financial statements.

NEWMARKT CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FROM JULY 17, 2015 (INCEPTION) TO APRIL 30, 2016

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Inception, July 17, 2015	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on January 20, 2016	2,000,000	2,000	-	-	2,000

Net income for the period ended April 30, 2016	-	-	-	(9,122)	(9,122)

Balance, April 30, 2016	2,000,000	$2,000	$-	$(9,122)	$(7,122)

See accompanying notes to financial statements.

NEWMARKT CORP.

STATEMENT OF CASH FLOWS

FROM JULY 17, 2015 (INCEPTION) TO APRIL 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(9,122)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,302
Changes in operating assets and liabilities:
Increase in Prepaid expense	(3,598)
Increase in Customer deposits	2,800
Increase in Accrue expenses	7,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(118)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Equipment	(63,675)
CASH FLOWS USED IN INVESTING ACTIVITIES	(63,675)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,000
Proceeds of Loan from related party	62,710
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	64,710

NET INCREASE IN CASH	917

Cash, beginning of period	-

Cash, end of period	$917

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Newmarkt Corp. (“the Company”, “we”, “us” or “our”) was incorporated on July 17, 2015, under the laws of the State of Nevada, for the purpose of the renting different kind of Segway and bicycles, dual wheels self-balancing electric scooter and related safety equipment.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues from July 17, 2015 (inception) through April 30, 2016. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Start-up costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity. The company has no assets or liabilities valued at fair value on a recurring basis.

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of sport equipment (different kind of Segway and bicycles, dual wheels self-balancing electric scooter) is five years, related safety equipment is two years. Useful life of current version of web site is one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company rents its equipment on a short-term basis and records the revenue at the time the rental is completed.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from July 17, 2015 (inception) to April 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from July 17, 2015 (inception) to April 30, 2016 there were no differences between our comprehensive loss and net loss.

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – EQUIPMENT

Equipment
Cost
As at July 17, 2015	$-
Additions	63,675
Disposals	-
As at April 30, 2016	$63,675

Depreciation
As at July 17, 2015	(-)
Change for the period	(2,302)
As at April 30, 2016	$(2,302)

Net book value	$61,373

NOTE 5 – LOAN FROM RELATED PARTY

During the period from July 17, 2015 (Inception) to April 30, 2016, our sole director and shareholder has loaned to the Company $62,710. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $62,710 as of April 30, 2016.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 20, 2016, the Company issued 2,000,000 shares of common stock to the Company’s founder for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of April 30, 2016.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

We currently rent our physical property in Lithuania for a $400 monthly fee, starting on February 1, 2016  untill February 1, 2018. This location serves as our primary office for planning and implementing our business plan. The Company has signed two additional lease agreements in Vilnius Lithuania, which will commence in June 2016, for $280 and $200 monthly fee.  Terms of the Lease end on the 1st day of June 2017.

NOTE 8 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to April 30, 2016 to the company’s effective tax rate is as follows:

 NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 8 – INCOME TAXES (CONTINUED)

April 30, 2016
Tax benefit at U.S. statutory rate	$(3,101)

Change in valuation allowance	$3,101
$-

The effects of temporary differences that give rise to the Company’s deferred tax asset as of April 30, 2016 are as follows:

April 30, 2016
Deferred tax assets:
Net operating loss	$3,101
Valuation allowance	$(3,101)
$-

 Change in valuation allowance:

Balance, July 17, 2015 (Inception)	$-
Increase in valuation allowance	(3,101)
Balance, April 30, 2016	$(3,101)

The Company has approximately $9,122 of net operating losses (“NOL”) available to be carried forward to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 9 – CONCENTRATIONS

All revenue was earned from two customers, which represented 65% and 35% of total revenue.

100% of the Company’s equipment was purchased from one supplier.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated events subsequent to April 30, 2016 through July 8, 2016, the date these financial statements were available to be issued, and has determined that there are no events that would require disclosure in or adjustment to these financial statements.

NEWMARKT CORP.

FINANCIAL STATEMENTS

JULY 31, 2016

NEWMARKT CORP.

JULY 31, 2016

Balance Sheet as of July 31, 2016 and April 30, 2016 (Unaudited)	F-1
Statement of Operations for the three months ended July 31, 2016 (Unaudited)	F-2
Statement of Cash Flows for the three months ended July 31, 2016 (Unaudited)	F-3
Notes to the Unaudited Financial Statements	F-4 - F-6

NEWMARKT CORP.

BALANCE SHEET

JULY 31, 2016

(UNAUDITED)

ASSETS	July 31, 2016	April 30, 2016
Current Assets
Cash	$900	917
Prepaid expense	2,681	3,598
Total Current Assets	3,581	4,515 61,373
Equipment net of, Accumulated depreciation of 5,644 and $2,302	58,031
Total Assets	$61,612	65,888

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accrued expenses	-	7,500
Customer deposits	-	2,800
Loan payable, related party	62,710	62,710
Total Current Liabilities and Total Liabilities	$62,710	73,010

Stockholder’s Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Accumulated deficit	(3,098)	(9,122)
Total Stockholder’s Deficit	$(1,098)	(7,122)

Total Liabilities and Stockholder’s Deficit	$61,612	65,888

See accompanying notes to financial statements.

F-1

NEWMARKT CORP.

STATEMENT OF OPERATIONS

THREE MONTHS ENDED JULY 31, 2016

(UNAUDITED)

	Three months ended July 31, 2016	From Inception (July 17, 2015) to July 31, 2015

REVENUES	$12,100	-

OPERATING EXPENSES
General and Administrative Expenses	(6,076)	(1,200)
TOTAL OPERATING EXPENSES	(6,076)	(1,200)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	6,024	(1,200)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$6,024	(1,200)

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$0.00	0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	-

See accompanying notes to financial statements.

F-2

NEWMARKT CORP.

STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JULY 31, 2016

 (UNAUDITED)

	Three months ended July 31, 2016	From Inception (July 17, 2015) to July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$6,024	(1,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,341	-
Changes in operating assets and liabilities:
Decrease in Prepaid expense Decrease in Customer deposits	918 (2,800)	- -
Decrease in Accrue expenses	(7,500)	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(17)	(1,200)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	-	1,200
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	1,200

NET DECREASE IN CASH	(17)	-

Cash, beginning of period	917	-

Cash, end of period	$900	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	-
Income taxes paid	$-	-

See accompanying notes to financial statements.

F-3

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2016

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Newmarkt Corp. (“the Company”, “we”, “us” or “our”) was incorporated on July 17, 2015, under the laws of the State of Nevada, for the purpose of the renting different kind of Segway and bicycles, dual wheels self-balancing electric scooter and related safety equipment.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of July 31, 2016. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as July 31, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended July 31, 2016 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included elsewhere in this filing for the period ended April 30, 2016.

Start-up costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity. The company has no assets or liabilities valued at fair value on a recurring basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

F-4

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2016

(UNAUDITED)

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of sport equipment (different kind of Segway and bicycles, dual wheels self-balancing electric scooter) is five years, related safety equipment is two years. Useful life of current version of web site is one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company rents its equipment on a short-term basis and records the revenue at the time the rental is completed.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of July 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of July 31, 2016 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – LOAN FROM RELATED PARTY

As of July 31, 2016, our sole director and shareholder has loaned to the Company $62,710. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $62,710 as of July 31, 2016.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 20, 2016, the Company issued 2,000,000 shares of common stock to the Company’s founder for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of July 31, 2016.

F-5

NEWMARKT CORP.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2016

(UNAUDITED)

NOTE 6 – COMMITMENTS AND CONTINGENCIES

We currently rent our physical property in Lithuania for a $400 monthly fee, starting on February 1, 2016 until February 1, 2018. This location serves as our primary office for planning and implementing our business plan. The Company has signed two additional lease agreements in Vilnius Lithuania, which commenced in June 2016, for $280 and $200 monthly fee. Terms of the Lease end on the 1st day of June 2017.

NOTE 7 – INCOME TAXES

The Company has approximately $3,098 of net operating losses (“NOL”) available to be carried forward to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – CONCENTRATIONS

For the three months ended July 31, 2016 all revenue was earned from one customer, which represented 100% of total revenue for this period. 100% of the Company’s equipment was purchased from one supplier.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated events subsequent to July 31, 2016 through September 2, 2016, the date these financial statements were available to be issued, and has determined that there are no events that would require disclosure in or adjustment to these financial statements.

F-6

NEWMARKT CORP.

4,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 201_ (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 7, 2016

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

SEC Registration Fee	$16.11
Auditors Fees and Expenses	$5,000
Legal Fees and Expenses	$3,000
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$1,000
TOTAL	$10,016.11

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On January 20, 2016, we offered and sold 2,000,0000 shares of common stock to Denis Razvodovskij, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered
10.1*	Leas Agreement, dated December 17, 2015
10.2*	Leas Agreement, dated December 30, 2015
10.3*	Leas Agreement, dated December 30, 2015
10.4*	Service Agreement, dated January 15, 2016
10.5*	Service Agreement, dated March 9, 2016
10.6*	Oral Agreement, dated January 20, 2016
10.7*	Purchase Agreement, dated December 17, 2015
10.8*	Employment Agreement
23.1	Consent of Paritz & Company P.A.
99.1*	Subscription Agreement

 *- The documents were previously filed.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Vilnius, Lithuania on 7 day of September 2016.

NEWMARKT CORP.

By:	/s/	Denis Razvodovskij
	Name:	Denis Razvodovskij
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date
President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
/s/ Denis Razvodovskij		September 7, 2016
Denis Razvodovskij